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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                                     Item 5

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 25, 1998


                       DUALSTAR TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)


        DELAWARE                    0-25552                     13-3776834
(State of incorporation     (Commission File Number)          (IRS Employer
    or organization)                                       Identification No.)


         11-30 47TH AVENUE, LONG ISLAND CITY, NEW YORK      11101
           (Address of principal executive offices)       (Zip Code)


       Registrant's telephone number, including area code: (718) 340-6655
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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

         On November 25, 1998, the registrant announced as follows:

    DUALSTAR TECHNOLOGIES CORP. RAISES $2.5 MILLION IN ADDITIONAL FINANCING;
                         $1 MILLION LOAN ALSO EXTENDED

Long Island City, N.Y.--November 25, 1998 -- DualStar Technologies Corporation (Nasdaq: DSTR) announced today that it has raised $2,500,000 in a private placement financing with Technology Investors Group, LLC (TIG), a venture capital firm. DualStar has sold a 7.5% subordinated convertible note, due May 25, 2001, to TIG for $2,500,000. The note is convertible at the option of TIG into 1,791,000 shares of DualStar common stock, or 19.9% of DualStar shares currently issued and outstanding, at an initial conversion price of $1.40 per share. In addition, TIG has agreed to extend for one year the term of an existing $1,000,000 loan to DualStar.

As part of the transaction, DualStar has agreed to increase the number of directors on its Board from seven to eight within 90 days. To fill this new directorship, the Board of Directors of DualStar shall consider the election of a person to be designated by TIG and reasonably acceptable to DualStar's Board.

The company anticipates using the proceeds of this financing to expand its share of target markets, for acquisitions if opportunities become available, and for general corporate purposes. One target area is the expansion of it's innovative Building Area Network and CyberBuilding systems by the company's integrated communications provider (ICP), DualStar Communications, Inc. DualStar, via its unprecedented CyberBuilding system, is the first company to bundle CyberServices such as high-speed Internet access, satellite television, telephony and security into one cost-effective and integrated offering.

"We chose TIG because of their Wall Street savvy, telecommunications vision and construction industry knowledge," said Gregory Cuneo, president and chief executive officer of DualStar Technologies. "TIG recognized the value of each DualStar division separately, and of DualStar as a whole."

About DualStar Technologies

DualStar Technologies Corporation, through its subsidiaries, designs and builds infrastructure systems, and provides services, that control and enhance the environment in high-rise buildings. These systems and services include: heating, ventilation and air conditioning (HVAC); electrical; enhanced local,

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regional and long distance telephony as a Competitive Local Exchange Carrier
(CLEC); direct broadcast satellite (DBS) and cable television; high-speed Internet access as an Internet Service Provider (ISP); and security and safety. DualStar created, owns and implements many innovative trademarked concepts, including the CyberBuilding(R), Building Area Network (BAN), CyberCierge, Home Area Network (HAN), CyberBuilders, InfoStructure and CyberView. For more information, visit the company's website http://www.dualstar.com, e-mail info@dualstar.com, or call 718-340-6655. The company's securities are traded on The Nasdaq National Market under the symbols DSTR (common) and DSTRW (warrants).

Safe Harbor Statement

Certain matters discussed in this press release may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including, but not limited to, substantial competition in the company's businesses, the company's entry into new lines of business, the evolving market for the company's emerging businesses, general economic conditions, dependence upon major customers, acceptance by customers of new services, entry into new geographic markets, additional substantial capital requirements of the emerging businesses, dependence upon a small number of key executives, dependence upon internal expansion, and other factors. For further information on factors which could impact the company and the statements contained herein, reference is made to the company's annual report on Form 10-K and other public filings with the Securities and Exchange Commission.

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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       DUALSTAR TECHNOLOGIES CORPORATION




Date: November 25, 1998                By: /s/ Robert Birnbach
                                          -------------------
                                          Robert Birnbach
                                          Vice President and Chief Financial
                                          Officer

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